                                                                    EXHIBIT 10.4

                                     FORM OF
                                    SUBLEASE
                                    --------


         This Sublease ("Sublease") dated as of the ________ day of ___________________, 1996 by and between PENRIL DATACOMM NETWORKS, INC., a Delaware corporation ("Sublessor") and ACCESS BEYOND, INC., a Delaware corporation ("Sublessee").


                               W I T N E S E T H:
                               ------------------

         WHEREAS, pursuant to a certain lease dated March 31, 1989, entered into between REAL ESTATE INCOME PARTNERS III, LIMITED PARTNERSHIP, a Delaware limited partnership, as landlord ("Landlord"), and Sublessor, then known as Penril Corp., as tenant, as amended by a certain Letter Agreement dated May 14, 1990, (as amended, collectively, the "Lease"), a copy of which Lease is attached hereto as Exhibit "A" and which by reference is made a part hereof, Sublessor has leased approximately 54,874 square feet of office space in the building commonly known for address purposes as 1300 Quince Orchard Boulevard, Gaithersburg, Montgomery County, Maryland (the "Premises") for a one hundred nineteen (119) month term commencing November 1, 1989 and ending September 30, 1999; and

         WHEREAS, subject to the written consent of Landlord, Sublessee desires to sublease from Sublessor and Sublessor desires to sublease to Sublessee the entire Premises.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor devises and subleases to Sublessee and Sublessee accepts and subleases the Premises from Sublessor, upon the following terms and conditions:


                                    ARTICLE I
                                    ---------
                        PROVISIONS CONSTITUTING SUBLEASE
                        --------------------------------

         It is the general intent of Sublessor and Sublessee that all obligations of every kind and nature imposed upon Sublessor under the Lease shall be and are assumed by Sublessee under this Sublease, save and except as herein specifically provided to the contrary. This Sublease is subject to all of the terms and conditions of the Lease. Except as herein specifically provided to the contrary: (a) Sublessee shall assume and perform timely with reference to the Premises all of the obligations of Sublessor under the Lease and shall have the same rights, duties, obligations and benefits thereunder to the same extent as if Sublessee were the tenant under the Lease; (b) as between Sublessor and Sublessee, Sublessor shall have all the rights and benefits (but not the obligations) of Landlord under the Lease; (c) Sublessee covenants and agrees not to commit or permit to be committed on the Premises any act or omission which would violate any term or condition of the Lease; (d) in the event of the termination of Sublessor's interest as tenant under the Lease for any reason, then this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee; (e) all of the terms and conditions contained in the Lease are incorporated herein as terms and conditions of this Sublease; and (f) Sublessee shall indemnify, defend and save harmless Sublessor and Landlord from and against any and all claims, actions, demands, damages, liabilities and expenses, including reasonable attorneys' and other professional fees, arising from or relating to, wholly or in part, direct or indirectly, any failure of Sublessee to observe or perform any of the terms, covenants, obligations and conditions of the Lease and/or this Sublease required to be observed or performed by Sublessee. In the event that any of the terms of this Sublease shall conflict with any of the terms of the Lease, the terms of this Sublease shall control as between Sublessor and Sublessee.


                                   ARTICLE II
                                   ----------
                                      TERM
                                      ----


         The term of this Sublease ("Sublease Term") shall commence on the earlier of either that date on which Sublessor distributes, in the form of a dividend to certain of its stockholders, the shares of common stock, $.01 par value, of Sublessee or that date on which Sublessee shall take occupancy of the Premises (the "Commencement Date") and shall terminate on September 30, 1999. Sublessee shall have no right to renew or extend this Sublease.



                                   ARTICLE III
                                   -----------
                                    OCCUPANCY
                                    ---------

         Sublessor shall give Sublessee possession of the Subleased Premises on the Commencement Date, and thereafter, as described herein, on an "AS IS" basis, without any representations or warranties, whether express or implied, of any kind or nature whatsoever. Sublessee acknowledges that it has inspected to its full satisfaction the Subleased Premises and is fully satisfied with the condition thereof.


                                   ARTICLE IV
                                   ----------
                                    BASE RENT
                                    ---------


         Sublessee agrees to pay to Landlord, on behalf of Sublessee and Sublessor, as base rent for the Subleased Premises during the Sublease Term monthly rentals equal in amount to the "Basic Monthly Rental" or "Base Rent" as set forth and defined in Section 3 of the Lease, to the same extent as if Sublessee were the tenant under the Lease.

         All rentals due hereunder shall be paid directly by Sublessee to Landlord on or before the first day of each month without setoff or deduction, with the first payment due and payable on or prior to the Commencement Date. The payment of base rent as provided herein shall be paid to Landlord at



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



the address designated in Section 1 of Article XIV of this Sublease, or at such other place as may be designated in writing from time to time by Landlord.



                                    ARTICLE V
                                    ---------
                          CREDIT FOR LAST MONTH'S RENT
                          ----------------------------

         Sublessor and Sublessee acknowledge and agree that pursuant to the provisions of Section 6 of the Lease, Sublessor has deposited with Landlord the sum of Sixty-two Thousand Eight Hundred Thirty and 73/100 Dollars ($62,830.73) as Basic Monthly Rent for the last month of the Term of the Lease. Sublessor and Sublessee further acknowledge and agree that it is the intention of the parties that Sublessee shall be entitled to a credit under this Sublease for such amount to the same extent as if such deposit in such amount had been made by Sublessee with Sublessor pursuant to this Sublease. By reason thereof, in the event the Sublease Term expires or this Sublease is otherwise terminated, such amount shall be credited toward the payment of the last month's rent due from Sublessee to Sublessor under the terms of this Sublease. In the event that this Sublease shall be terminated for any reason other than default or breach by Sublessee, then, to the extent that the amount of such deposit exceeds the applicable rental for the last valid month of this Sublease prior to such termination, such excess shall be credited by Sublessor to Sublessee, and an amount in cash equal to such excess shall be delivered promptly by Sublessor to Sublessee.


                                   ARTICLE VI
                                   ----------
                         USE AND ENVIRONMENTAL COVENANTS
                         -------------------------------

         1. Sublessee shall use the Premises for general office use, planning, engineering, design, development and implementation of products and services (excluding heavy manufacturing), computer operations, software and hardware development and light assembly and storage reasonably related to such uses, and for such other lawful purposes as may be incidental thereto, and Sublessee will not utilize the Premises for any manufacturing purposes or any other purposes whatsoever. Notwithstanding the above, Sublessee shall not do or permit anything to be done in or about the Premises which will allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Sublessee cause, maintain or permit any nuisance in, on or about the Premises. Sublessee shall not commit or suffer to be committed any waste in or upon the Premises. Sublessee shall be responsible for obtaining, at Sublessee's sole expense, any and all necessary permits and approvals required in order for Sublessee to use and occupy the Premises as set forth herein.

         2. Sublessee shall not occupy, use or permit to be used or occupied the Premises in violation of any applicable law, governmental rule, regulation or order including, without limiting

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the generality of the foregoing, all laws, rules, regulations and orders relating to the health and safety of employees and the pollution of the atmosphere and surface or ground waters. Sublessee shall not permit any "Hazardous Material" (as hereinafter defined or as otherwise set forth in Section 9 of the Lease) of any kind or nature to be disposed of, released, accumulated, buried or stored in, on or about the Premises. Further, Sublessee shall take all actions necessary to keep the Premises free from contamination by or from any such Hazardous Material. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Maryland or the United States Government. The term "Hazardous Material" includes also, without limitation, any material or substance which is (a) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. section 1317), (b) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Research Conservation and Recovery Act, 42 U.S.C. section 6901 et seq. (42 U.S.C. section 6903) or (c) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601 et seq. (42 U.S.C. section 9601).

         3. If Sublessee shall breach any obligation stated in this Article, or if the presence of any Hazardous Material on the Premises caused or permitted by Sublessee results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Sublessee is legally liable to Landlord or Sublessor for damage resulting therefrom, then Sublessee shall indemnify, defend, and hold harmless Landlord and Sublessor from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or useable space or any amenity of the Premises, damages arising from any adverse impact on marketing of space, and amounts paid in settlement of claims, attorneys' fees, consultants' fees and expert fees) which arise during or after the Sublease Term as a result of such contamination. This indemnification of Landlord and Sublessor by Sublessee includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material, in, on or about the Premises caused or permitted by Sublessee results in any contamination of the Premises, then Sublessee promptly shall take all actions at its sole cost and expense as are necessary to put the Premises in such a condition that the Premises comply with all applicable governmental standards, regulations, rules or ordinances; provided that the approval of Landlord and Sublessor for such actions shall first be obtained.

         4. In the event Sublessee shall install any electrical equipment that overloads the lines in the Premises, Sublessee shall, at its sole expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction thereof.


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




                                   ARTICLE VII
                                   -----------
                      COVENANTS OF SUBLESSOR AND SUBLESSEE
                      ------------------------------------

         1. So long as Sublessee timely pays the rental due hereunder and performs and observes all of the covenants and provisions contained herein and in the Lease required to be performed and observed by Sublessee, Sublessor shall not interfere with Sublessee's enjoyment and peaceful possession of the Premises throughout the Sublease Term.

         2. Pursuant to Section 5.A. of the Lease, during the Sublease Term, Sublessee shall be solely responsible for providing and paying for the upkeep of the Premises and all appliances and fixtures installed therein, and all of the mechanical, electrical and plumbing systems pertaining thereto, including, but not limited to, those items set forth in Section 5.A. (i) through (viii) inclusive of the Lease, to the same extent as if Sublessee were the tenant under the Lease.

         3. Pursuant to Section 5.B. of the Lease, during the Sublease Term, Sublessee shall be solely responsible for the payment of all items of "Additional Rent" as defined and provided in Section 5.B. of the Lease, including, but not limited to, the payment of all "Taxes", "Insurance" and "Operating Costs" all as defined and provided in Section 5.B. (i) through (iii) inclusive of the Lease, to the same extent as if Sublessee were the tenant under the Lease.


         4. Pursuant to Section 7.A. of the Lease, during the Sublease Term, Sublessee shall be solely responsible for carrying and keeping in full force and effect those insurance policies required to be carried by Sublessor pursuant to
Section 7.A. of the Lease, to the same extent as if Sublessee were the tenant under the Lease. Sublessee shall not be entitled to self-insure against any casualties required to be insured against pursuant to Section 7 of the Lease. During the Sublease Term, such insurance policies shall include Landlord, Sublessor, and Bay Networks, Inc. as additional insured parties thereunder, as their interests may appear. Prior to occupying the Premises, Sublessee shall deliver to Landlord and Sublessor certificates of insurance reasonably acceptable to Sublessor and Landlord evidencing that the insurance required under Section 7.A. of the Lease to be secured by Sublessor (and therefore by Sublessee hereunder) is in full force and effect.


         5. Pursuant to Section 10 of the Lease, during the Sublease Term, Sublessee shall be solely responsible for all maintenance and repair obligations set forth in Section 10 of the Lease in accordance with and as specified in
Section 5 of the Lease, to the same extent as if Sublessee were the tenant under the Lease.

         6. In addition to the provisions of Section 11 of the Lease governing the making of any alterations, modifications or improvements to the Premises ("Alterations") by Sublessor, Sublessee shall not undertake any such alterations, modifications or improvements to the Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed.

         7. Wherever in the Lease Sublessor, as tenant thereunder, is required to pay to Landlord thereunder, certain pass-through expenses, costs, fees, etc. in addition to the basic rent provided therein, to the extent that such pass-through expenses, costs, fees, etc. are not specifically dealt with and provided for in this Sublease, during the Sublease Term Sublessee agrees, on demand, to pay promptly when due, all of such pass-through expenses, costs, fees, etc.

         8. Except as otherwise expressly provided in this Sublease, Sublessee agrees to perform, abide and be bound by all of the terms, covenants, obligations, provisions, conditions, indemnities and waivers and exemptions contained in the Lease with respect to the Premises to the same extent as if Sublessee were the tenant under the Lease, and all terms, covenants, obligations, provisions, conditions, indemnities, waivers and exemptions contained and made in the Lease for the benefit of Landlord thereunder, shall be deemed made by Sublessee hereunder and to inure to the benefit of both Sublessor and Landlord hereunder and thereunder.


                                  ARTICLE VIII
                                  ------------
                             SUBLESSEE'S INDEMNITIES
                             -----------------------

         1. In addition to any other indemnities of Sublessee set forth elsewhere in this Sublease, Sublessee shall indemnify, defend and save harmless Sublessor and Landlord from and against any and all claims, actions, demands, damages, liabilities and expenses, including reasonable attorneys' and other professional fees, arising from or related to, wholly or in part, directly or indirectly, any failure of Sublessee to observe or perform any of the terms, covenants, obligations and conditions of the Lease and/or this Sublease required to be observed or performed by Sublessee.

         2. Sublessee shall indemnify, defend and hold harmless Landlord and Sublessor from and against any and all claims of any kind or nature arising from Sublessee's use and occupancy of the Premises, including, without limitation, claims arising out of or from damage to persons and property, claims arising out of or from Sublessee's merchandise and inventory, any damage or injury to Sublessee's employees, agents or invitees, or any damage or injury to any third persons arising out of the conduct of such employees, agents, or invitees, and Sublessee hereby waives all claims against Landlord and Sublessor and their respective officers, agents, employees, partners, directors and shareholders for loss of or damage to, goods, wares or merchandise or for injuries to persons in and about the Premises from any cause whatsoever.


                                   ARTICLE IX
                                   ----------
                            ASSIGNMENT AND SUBLETTING
                            -------------------------

         Sublessee shall not have the right to assign, mortgage, pledge or encumber its interests in, to and under this Sublease nor to sublet the whole or any part of the Premises, without first obtaining the written consent of Sublessor, which consent may be withheld by Sublessor for any reason whatsoever.

                                    ARTICLE X
                                    ---------
                                 EMINENT DOMAIN
                                 --------------

         Should the Premises be taken by condemnation or under any right of eminent domain, Sublessor shall be entitled to terminate this Sublease effective as of the date on which Sublessee is forced to relinquish possession of the Premises or on the date on which the Lease terminates as a result of such taking, as the case may be. Sublessee shall have no right to claim or receive any damages or any portion of any award with respect to such condemnation.


                                   ARTICLE XI
                                   ----------
                                 QUIET ENJOYMENT
                                 ---------------

         Sublessor hereby agrees that Sublessee, upon the payment of all rent as required hereunder and upon the performance of all covenants and terms of this Sublease, may quietly hold and enjoy the Premises, free from hindrance by Sublessor, but subject, however, to the Lease and any mortgages, liens, restrictions, conditions, covenants or other encumbrances now or hereafter affecting the Premises.


                                   ARTICLE XII
                                   -----------
                        SUBLESSOR'S REMEDIES UPON DEFAULT
                        ---------------------------------

         1. If Sublessee defaults in the performance of any of the covenants, terms, conditions or provisions of this Sublease and Sublessee fails to cure such default within ten (10) days after written notice thereof from Sublessor (or fails to cure such default with due diligence if the default is of such a nature as to require more than ten (10) days to cure), then Sublessor may, at its option (but shall not be required to do so), perform the same for the account of Sublessee and any amounts paid or expenses incurred by Sublessor in the performance thereof, together with interest computed at the rate of ten percent (10%) per annum, shall be deemed additional rent and due and payable to Sublessor on demand. The receipt by Sublessor of any installment of any rentals hereunder shall not be deemed a waiver of any other rentals or other amounts then due.

         2. If Sublessee defaults in the payment of the rentals reserved hereunder, or any part thereof, or in making any other payment herein provided, and any such default shall continue for a period of ten (10) days after the same is due and payable; or if the Premises or any part thereof shall be abandoned or if Sublessee shall be dispossessed therefrom by or under any authority other than Sublessor; or if Sublessee shall file a voluntary petition in bankruptcy or if Sublessee shall file any petition or institute any proceeding under any insolvency or bankruptcy law (or any amendment or addition thereto hereafter made) seeking to effect its reorganization or a composition with its creditors or if Sublessee shall make a general assignment for the benefit of creditors, or if (in any proceedings based on the insolvency of Sublessee or relating to bankruptcy proceedings) a receiver or trustee shall be appointed for Sublessee or the Premises, or if any


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



proceedings shall be commenced for the reorganization of Sublessee under any insolvency or bankruptcy law, or if the leasehold estate created hereby shall be taken on execution or by any process of law, or if Sublessee shall admit in writing its inability to pay its obligations generally as they become due, then Sublessor may, at its option, terminate this Sublease without notice, but Sublessee shall remain liable to Sublessor for the full amount of all rentals or other amounts due hereunder.

         3. If Sublessee defaults in the fulfillment of any of the covenants or conditions of this Sublease, other than the covenants for the payment of rent (unless the result of such default is herein otherwise expressly provided for), Sublessor may, at its option, terminate this Sublease by giving Sublessee thirty
(30) days notice of such termination in writing and thereupon at the expiration of such thirty (30) days, this Sublease shall expire as fully and completely as if that day were the date definitely set for the expiration of the Sublease Term and Sublessee shall then quit and surrender the Premises, but Sublessee shall remain liable to Sublessor for the full amount of all rentals and other amounts due hereunder; provided, however, that if Sublessee shall, within the period of thirty (30) days set forth in such notice, fully cure such default and furnish Sublessor with proof or evidence satisfactory to Sublessor of such cure, then and in that event such notice shall thereupon become null and void and this Sublease shall continue in full force and effect without impairment.

         4. After termination of this Sublease, Sublessor or Sublessor's agents may immediately, or at any time thereafter, reenter the Premises and remove all persons and property therefrom (by legal proceedings or by force or otherwise) without being liable to indictment, prosecution or damages therefor. In the event that Sublessor shall obtain possession of the Premises, Sublessee agrees to pay to Sublessor, on demand, an amount equal to the expenses incurred by Sublessor in obtaining possession, including court costs and attorneys' fees, and such other expenses as Sublessor may reasonably incur in putting the Premises in good order and condition, and Sublessee shall remain liable to Sublessor for the full amount of all rentals and other amounts due hereunder. Such reentry, repossession and removal by Landlord shall not be a waiver, release or discharge of any obligation or liability of Sublessee hereunder.

         5. All of the rights, remedies and benefits reserved by and conferred upon Sublessor in this Article and at law or in equity are and shall be cumulative.


                                  ARTICLE XIII
                                  ------------
                          SUBORDINATION AND ATTORNMENT
                          ----------------------------

         Sublessor reserves the right, at all times, to subject and subordinate Sublessee's rights under the Sublease to Landlord's or Sublessor's interest in the Premises or to any lien now or hereafter placed on such interests in the Premises. Sublessee shall execute within ten (10) days of request, any certificate that Landlord, Sublessor or any of their respective successors in interest or assigns may reasonably request.


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




                                   ARTICLE XIV
                                   -----------
                       MISCELLANEOUS TERMS AND CONDITIONS
                       ----------------------------------

         1. Any notice required or permitted to be given hereunder shall be deemed sufficient if given by a communication in writing and delivered by hand or sent by United States mail, postage prepaid and registered, and addressed as follows:

         If to Sublessor:                            Penril DataComm Networks, Inc.
                                                     _____________________________________
                                                     _____________________________________
                                                     Attention: __________________________

         (or forwarded to the address to which the last rental check was forwarded)

         If to Sublessee:                            Access Beyond, Inc.
                                                     1300 Quince Orchard Boulevard
                                                     Gaithersburg, Maryland  20877
                                                     Attention: President

         If to Landlord:                             Real Estate Income Partners III,
                                                     Limited Partnership
                                                     c/o Birtcher Properties
                                                     27611 La Paz Road
                                                     Laguna Niguel, California  92677
                                                     Attention: Carol H. Kutteh

         Any notice give hereunder by mail shall be deemed delivered when deposited in a United States general or branch post office, with sufficient postage affixed, and enclosed in a registered mail prepaid wrapper addressed as hereinbefore provided.

         2. The waiving of any of the covenants of this Sublease by either party shall be limited to the particular instance and shall not be deemed a waiver of any other breach of such covenant or of any other provision herein contained.

         3. The article headings are inserted only for convenience and are in no way to be construed as part of such article or as a limitation on the scope of the particular article to which they refer.

         4. This Sublease constitutes the entire agreement between Sublessor and Sublessee with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties.

         5. This Sublease shall be governed by and construed in accordance with the laws of the State of Maryland.


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



         6. This Sublease may be amended, modified or supplemented only by a written agreement signed by both Sublessor and Sublessee.

         7. All terms, covenants and conditions of this Sublease or any extension, amendment or modification thereto, shall inure to the benefit of and be binding upon the parties hereto, and the respective successors and permitted assigns of each.

         8. Upon the request of either party, each party will execute, acknowledge and deliver a short form of memorandum of this Sublease to the other. Neither party, however, shall record this Sublease or the short form of memorandum of this Sublease without first obtaining the other party's prior written consent. In the event of any recordation, the party desiring such recordation shall pay all costs thereof (including, but not limited to, the costs of all conveyance and transfer taxes or fees imposed by the State of Maryland and Montgomery County in connection with such recordation).

         IN WITNESS WHEREOF, the parties hereto have caused the Sublease to be executed as of the day and year first above written.

ATTEST:                                   SUBLESSOR

__________________________________        PENRIL DATACOMM NETWORKS, INC.

__________________________________        By: _________________________________

                                          Its: ________________________________

ATTEST:                                   SUBLESSEE

__________________________________        ACCESS BEYOND, INC.

__________________________________        By: _________________________________

                                          Its: ________________________________

STATE OF ______________ )
                        ) SS:
COUNTY OF _____________ )


         BEFORE ME, the undersigned, Notary Public in and for the above County and State, personally appeared the above named PENRIL DATACOMM NETWORKS, INC., Sublessor under the foregoing instrument, by _______________________________, its _________________________, who acknowledged that he did sign the foregoing instrument on behalf of such corporation and that the same is the free act and deed of such corporation and his free act and deed as such officer.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at __________________, ___________________ this _____ day of
__________________, 1996.

                                             ________________________________
                                             Notary Public




STATE OF ______________ )
                        ) SS:
COUNTY OF _____________ )


         BEFORE ME, the undersigned, Notary Public in and for the above County and State, personally appeared the above named ACCESS BEYOND, INC., Sublessee under the foregoing instrument, by ___________________________, its _________________________, who acknowledged that he did sign the foregoing instrument on behalf of such corporation and that the same is the free act and deed of such corporation and his free act and deed as such officer.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at __________________, ___________________ this _____ day of
__________________, 1996.


                                             ________________________________
                                             Notary Public


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



                               CONSENT OF LANDLORD
                               -------------------


         REAL ESTATE INCOME PARTNERS III, LIMITED PARTNERSHIP ("Landlord") hereby consents to the foregoing Sublease of the Premises.

         Landlord further agrees that all notices, demands, claims or documents of any kind which Landlord may be required or may desire to serve upon or deliver to either Sublessor or Sublessee shall be served or delivered to both Sublessor and Sublessee at the addresses so designated in Section 1 of Article XIV of the Sublease, or by depositing copies of same in the United States mail, postage prepaid and addressed to Sublessor and Sublessee at their respective designated addresses.

         IN WITNESS WHEREOF, this CONSENT OF LANDLORD has been duly executed as of the day of , 1996.



                                               OWNER

                                               REAL ESTATE INCOME
                                               PARTNERS III, LIMITED
                                               PARTNERSHIP


                                               By:_____________________________

                                               Its:____________________________






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